Exhibit 99.1

PRESS RELEASE

SRI SURGICAL COMPLETES PURCHASE

OF TAMPA HEADQUARTERS FACILITY

TAMPA, FLORIDA – Monday, December 19, 2005 – On December 13, 2005, SRI/Surgical Express, Inc. (Nasdaq: STRC) completed its previously announced purchase of its Tampa headquarters facility from its former landlord for $5.3 million in cash. The building contains approximately 42,000 square feet of office space. SRI Surgical financed the purchase with a new mortgage loan from its existing lenders and advances from its line of credit with those lenders.

About SRI Surgical

SRI Surgical (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. We serve hospitals and surgery centers in 19 states from 10 reprocessing facilities, one disposable products facility, and 4 distribution centers located throughout the United States.

FOR FURTHER INFORMATION:	Wally Ruiz, Sr. Vice President and CFO SRI / Surgical Express, Inc. (813) 891-9550 x 3177 wruiz@srisurgical.com